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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on June 16, 2004 pertaining to the Amended and Restated 2001 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2004 Employee Stock Purchase Plan of Metabasis Therapeutics, Inc. of our report dated February 27, 2004 (except for the second paragraph of Note 12, as to which the date is May 10, 2004), with respect to the financial statements of Metabasis Therapeutics, Inc. included in its Registration Statement on Form S-1 (No. 333-112437) and related Prospectus, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

San Diego, California
June 15, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM